UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2004

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Item 5. Other Information.

On February 23, 2004, Simpson Manufacturing Co., Inc. announced the appointment of two new directors to its Board of Directors in a press release reproduced below:

PRESS RELEASE – February 23, 2004

SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE APPOINTMENT
OF TWO NEW MEMBERS TO ITS BOARD OF DIRECTORS

Dublin, CA — Simpson Manufacturing Co., Inc. (the “Company”) announced today that Jennifer Chatman and Robin MacGillivray have joined its Board of Directors (“Board”). Ms. Chatman is Paul J. Cortese Distinguished Professor of Management at the Haas School of Business, University of California, Berkeley, and Ms. MacGillivray is the President of SBC’s Business Communications Services – West. Ms. MacGillivray will also be joining the Board’s Audit Committee. The Company believes that these two directors will bring a broad range of experience and insight to its Board and that both will make significant contributions to the Company’s future growth.

Simpson Manufacturing Co., Inc., headquartered in Dublin, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	February 24, 2004	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer